FIRST AMENDMENT
                                     TO THE
                              DEL WEBB CORPORATION
                                 1995 EXECUTIVE
                            MANAGEMENT INCENTIVE PLAN


         THIS FIRST AMENDMENT to the Del Webb Corporation Management Incentive Plan (the "Plan") shall only amend those Sections specified herein and the remaining provisions of the Plan not so amended are hereby ratified and affirmed.

         1. Section 6.4 of the Plan is hereby amended by adding the following to the end of the paragraph as follows:

                  ; PROVIDED THAT, if the Plan or a participant's employment is terminated (except termination for Cause) following a Change in Control (as defined below) but prior to the date that an Award is paid with respect to the Performance Period(s) in which the Change in Control occurs, such participant shall be paid a percentage of the bonus which would have been payable to him or her at the end of such Performance Period(s) (computed as if all Performance Goals and other criteria had been achieved). The percentage of the Award will equal a fraction, the numerator of which is the number of full weeks of employment during the Performance Period in which employment termination occurs, and the denominator of which is fifty-two (52); provided that, if a Participant has an employment agreement, change in control agreement or other agreement relating to termination following a Change of Control, such agreement, and not the above proviso, shall govern the obligations of the Company and the Participant.

                  For purposes of this Section 6.4, "Cause" shall mean (I) the breach by a Participant of any employment contract between the Participant and the Company, (ii) the conviction of a Participant of a felony or crime involving morale turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty or bad morales), or (iii) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company.

                  For purposes of this Plan, a "Change in Control" of the Company shall be deemed to have occurred in any or all of the following instances:

                  (1) Any  "person" as such term is used in  Sections  13(d) and
         14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined
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         in Rule 13d-3  under the  Exchange  Act),  directly or  indirectly,  of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

                  (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (3) The stockholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the Surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (4) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

                  For purposes of this Section, the term "Voting Securities" shall mean and include any securities of the Company which vote generally for the election of directors.

         2. This First amendment is pursuant to a Board of Directors resolution dated February 11, 1998.

                                            DEL WEBB CORPORATION



                                            By:/s/ Robertson C. Jones
                                               ---------------------------------
                                            Its: Senior Vice President
                                               ---------------------------------

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